Orion’s FY’25 Gross Margin Increased to 25.4% (+230 bps) on Revenue of $79.7M;

Expects 5% Revenue Growth and Improved Bottom Line Performance in FY’26; Call Today at 10am ET

Manitowoc, WI – June 26, 2025 – Orion Energy Systems, Inc. (NASDAQ: OESX) (Orion Lighting), a provider of energy-efficient LED lighting, electric vehicle (EV) charging stations, and maintenance services solutions, today reported results for its fourth quarter (Q4’25) and fiscal year ended March 31, 2025 (FY’25) and initiated a fiscal 2026 (FY’26) revenue outlook of approximately $84M, representing growth of 5% over FY’25. Orion will hold an investor call today at 10:00 a.m. ET – details below.

	Q4 Summary			Full Year Summary			Prior Three Quarters
$ in millions except per share figures	Q4'25	Q4'24	Change	FY 2025	FY 2024	Change	Q3’25	Q2'25	Q1'25
LED Lighting Revenue	$10.9	$16.3	-33%	$47.7	$61.1	-22%	$13.2	$10.8	$12.8
EV Charging Revenue	$5.8	$4.9	+18%	$16.8	$12.3	+37%	$2.4	$4.7	$3.8
Maintenance Revenue	$4.1	$5.2	-21%	$15.2	$17.1	-11%	$3.9	$3.8	$3.3
Total Revenue	$20.9	$26.4	-21%	$79.7	$90.6	-12%	$19.6	$19.4	$19.9
Gross Profit	$5.7	$6.8	$(1.1)	$20.2	$20.9	$(0.7)	$5.8	$4.5	$4.3
Gross Profit %	27.5%	25.8%	+170bps	25.4%	23.1%	+230bps	29.4%	23.1%	21.6%
Net Income (Loss) (1)	$(2.9)	$1.6	$(4.5)	($11.8)	($11.7)	$(0.1)	$(1.5)	$(3.6)	$(3.8)
Net Income (Loss) Per Share (1)	$(0.09)	$0.05	$(0.14)	($0.36)	($0.36)	$(0.00)	$(0.05)	$(0.11)	$(0.12)
Adjusted EBITDA (2)	$0.2	$0.4	$(0.2)	($2.9)	($6.3)	+$3.4	$0.0	$(1.4)	$(1.8)

(1) Voltrek earnout accruals and (net adjustments) were $0.5M in Q4’25; $0.5M in Q3’25; $0.6M in Q2’25; and $0.3M in Q1’25, totaling $1.9M in FY’25. In Q4’24 there was a ($3.0M) net reversal of prior earnout expense, which resulted in a net expense of $0.3M in FY’24. Additionally, Q1’25 and Q2’25 included $0.4M and $0.3M of maintenance division restructuring costs, respectively.

(2) Adjusted EBITDA reconciliation provided below.

Highlights:

•
Q4’25 revenue was $20.9M compared to $26.4M in Q4’24, reflecting lower lighting revenue, including the impact of $1.9M in Q4’24 revenue from a large European project and an anticipated decrease in maintenance revenue, partially offset by higher EV charging revenue. FY’25 revenue was $79.7M compared to $90.6M in FY’24 and in line with Orion’s revenue outlook range of $77M - $83M. FY’25 revenue was impacted by lower LED lighting revenue and an anticipated decrease in maintenance revenue, offset by a 37% increase in EV charging revenue.
•
Q4’25 gross profit percentage increased to 27.5%, the third highest quarterly rate in seven years, principally reflecting the benefit of both price and cost actions across the business.
•
Orion achieved its second consecutive quarter of positive adjusted EBITDA in Q4’25 and a modest increase in its cash position versus Q4’24.
•
Orion had strong bookings in late Q4’25 and into early FY’26, having won a variety of new LED lighting engagements with aggregate five-year revenue potential of $100M to $200M.
•
Over the past two years, Orion implemented business process improvements to substantially reduce operating expenses, improve profit margins, and lower its annual adjusted EBITDA breakeven point to revenue of $78M - $85M from $105M - $115M. Orion plans to further reduce its overhead by $1.5M in FY’26 through targeted expense reductions and cost-saving initiatives.
•
Orion substantially enhanced its liquidity position by entering into a binding term sheet with the former owners of Voltrek agreeing to arbitrate the amount of the finally due Voltrek acquisition earnout payments if not otherwise mutually agreed upon, with such final amount to be paid in $1M of common stock and a two-year subordinated 7% note.
•
Orion’s initial FY’26 outlook anticipates revenue growth of five percent to approximately $84M which, based on the Company’s operating cost and gross profit percentage improvements, should position the Company to approach or achieve positive adjusted EBITDA for the full fiscal year.

CEO Commentary

Orion CEO Sally Washlow commented, “Orion has made solid progress supporting our growth goals with new revenue opportunities while also reducing our cost structure and enhancing margins to drive improved bottom line performance. However, our FY’25 revenue was impacted by a lower level of larger LED lighting project activity as well as reduced sales within our electrical contractor and lighting distribution channel. Bright spots in our FY’25 performance included 37% revenue growth from our Voltrek EV charging business and an impressive turnaround in the profitability of our electrical maintenance business and the expansion of some existing customer engagements.

“We have substantially expanded our LED lighting project pipeline by re-engaging with channel partners, along with new customer and contract wins that enhance revenue visibility over the next five years. Building on the $100M to $200M in five-year revenue potential highlighted in our Q3’25 release, over the past few months we continued to strengthen our LED lighting project backlog with several significant new orders. We are also making focused investments designed to enhance our revenue potential through channel partners, including adding an industry veteran specifically focused on channel sales, beginning in Q2’26.

“On the product margin front, we have made meaningful reductions in the input costs of our LED lighting fixtures through product re-engineering, plant efficiency efforts and enhanced sourcing, which should benefit our future results. In addition, our team executed a substantial margin rebound in our electrical maintenance business through strategic pricing and restructuring actions during FY’25. Our company-wide operating overhead was reduced by more than $4M in FY’25, $2M of which will be reflected as we progress through FY’26. Building on this progress, we plan to implement an additional $1.5M in annual savings in FY’26.

“Reflecting our operating discipline and despite lower revenue, we achieved positive adjusted EBITDA in Q3’25 and Q4’25 and positive cash flow from operating activities for the full fiscal year. Importantly, our cash position increased to $6.0M at the close of FY’25, from $5.2M at year end FY’24, while we reduced credit facility borrowings by $3.0M to $7.0M at the close of FY’25. We have also agreed to a revised payment structure for Voltrek earnout payment obligations, reviewed below, that is designed to reduce our up-front cash requirements in exchange for the issuance of Orion common stock and a 2-year, 7% subordinated note for the remaining final balance.

“As mentioned in our Q3’25 reporting, Orion has reorganized into two Commercial Business Units (CBUs), called Solutions and Partners, effective with the April 1st start of our fiscal 2026 year. Solutions is focused on developing and executing business with large or complex corporate, government, and other private sector accounts across our full range of LED lighting, EV charging, and maintenance services solutions. Partners focuses on LED lighting and EV charging product sales, catering to the unique needs and dynamics of our Energy Service Company (ESCO) and electrical distribution partners. Our CBU teams have been realigned to offer solutions tailored to meet the unique needs of their end-customers. We are very excited about this new structure as it unifies our customer-facing dialogues across the business, allowing us to better leverage our teams and infrastructure to maximize the value we provide to customers from our suite of complementary capabilities.

“We believe Orion has built a strong platform of high quality, industry-leading solutions and services to meet our customers’ operational, energy savings, workplace safety, and sustainability goals. Given this platform, our significant base of large, long-term customers, continued progress on reducing costs, and business development momentum, we believe Orion is well positioned for growth and improving bottom-line results. While current business, economic, global trade, and government funding uncertainties are limiting our visibility on customer decision making, we believe Orion is positioned for modest growth in FY’26, with the potential for upside should economic and business conditions stabilize.”

Outlook

Orion’s initial FY’26 outlook anticipates revenue growth of five percent to approximately $84M which, based on the Company’s operating cost and gross profit percentage improvements, should position the Company to approach or achieve positive adjusted EBITDA for the full fiscal year.

Contracts/projects expected to contribute to FY’26 and future period results include the following:

Solutions segment

•
Multi-year LED lighting retrofit contract for a building products distributor’s 400+ locations. The project is expected to generate revenue of $12M - $18M over several years, with initial revenue of $2M anticipated in FY’26.
•
5-year contract extension to supply all interior and exterior LED lighting fixtures for a major retail customer’s new store construction projects. Orion estimates a total revenue potential of $23M - $30M, ranging between $4.5M to $6M per year starting in FY’26.
•
New construction and LED retrofit lighting projects in multiple U.S. Government Agency facilities which are expected to exceed $5M in total revenue and to be completed in FY’26.
•
Modest growth in electrical maintenance revenues from the expansion of existing customer engagements and incremental maintenance service opportunities with new customers that include a prominent energy management service provider serving 6,500+ customer locations across the US.
•
EV charging backlog was strong with approximately $7M at the close of FY’25. However, given current uncertainty around the near-term scope, pace, and funding availability for EV charging projects, Orion’s revenue outlook anticipates flat to slightly lower EV charging station-related revenue in FY’26.

Partners segment

•
A 3-year contract with a longstanding nationwide Energy Service Company (ESCO) partner expected to generate $5M - $10M per year starting in Q1’26.
•
Total revenue potential of $2M - $3M for a 400-site project with a national bank over the next 3 - 4 years.
•
Redevelopment of the distribution channel with new products and increased sales capabilities, including the addition of an industry veteran to the team.
•
Expansion of the Triton Pro product line with new designs and improved features and efficiency to further support growth in the segment.

Q4’25 Results

Orion reported Q4’25 revenue of $20.9M compared to $26.4M in Q4’24, based on the following segment performance:

•
EV charging solutions revenue increased to $5.8M in Q4’25 vs. $4.9M in Q4’24, as Voltrek was able to execute on its project backlog. FY’25 EV charging revenue increased 37% to $16.8 compared to $12.3M in FY’24, principally due to construction services contracts from Eversource Energy’s “EV Make Ready” program and a large public school EV bus project in Boston. EV charging achieved a gross margin of 27.9% in Q4’25 vs. 21.5% in Q4’24, principally due to revenue mix and the benefit of improved fixed cost absorption on higher revenue.
•
LED lighting revenue was $10.9M in Q4’25 vs. $16.3M in Q4’24, reflecting a lower level of larger LED lighting project activity in Q4’25 compared to Q4’24, which benefitted from a large European LED retrofit project. LED lighting revenue was $47.7M in FY’25 compared to $61.1M in FY’24, also reflecting a decrease in larger LED lighting projects and reduced activity in Orion’s ESCO and distribution channels in FY’25. Despite the impact of lower revenue on manufacturing overhead, lighting was able to achieve a gross margin of 28.4% in Q4’25 due to targeted pricing, cost reductions, and sourcing initiatives.

•
Maintenance services revenue continued a sequential rebound in Q4’25 to $4.1M, reflecting expanded service requests from existing customers. The planned elimination of unprofitable contracts in early 2025 resulted in Q4’25 maintenance services revenue being below Q4’24 revenue of $5.2M but improved sequentially in each of the last three quarters of FY’25. FY’25 maintenance revenue was $15.2M compared to $17.1M in FY’24, as new opportunities offset more than half of the revenue forgone from the elimination of unprofitable contracts. Reflecting the benefit of new pricing, restructuring and cost reduction initiatives, maintenance services gross profit margin rebounded to 24.6% in Q4’25 from 15.6% in Q4’24. Orion expects maintenance services revenue and profitability to deliver positive comparisons in FY’26.

Overall Q4’25 gross profit was $5.7M, compared to $6.8M in Q4’24, while gross margin increased 170 basis points to 27.5% in Q4’25 versus 25.8% in Q4’24. The margin increase was principally due to profitability improvements in maintenance, a higher-margin revenue mix in LED lighting and EV projects, and the benefit of lower overhead costs.

Total operating expenses were $8.4M in Q4’25, compared to $5.0M in Q4’24. Q4’25 operating expense reflected a $0.5M earnout accrual related to the Voltrek acquisition, whereas Q4’24 benefited from a $3.0M reversal of Voltrek earnout expense accruals. Q4’24 also included a $0.5M impairment on intangible assets related to the Stay-Lite Lighting acquisition, while Q4’25 included $1.3M of expense items related to severance and the write-off of deferred financing costs.

Primarily reflecting lower revenue and the year-over-year variance in earnout accruals, Orion reported a Q4’25 net loss of ($2.9M), or ($0.09) per share, vs. net income of $1.6M, or $0.05 per share, in Q4’24. Orion reported a FY’25 net loss of $(11.8M), or $(0.36) per share, compared to a FY’24 net loss of $(11.7M), also ($0.36) per share, reflecting lower revenue offset by lower operating expenses in FY’25.

Balance Sheet and Cash Flow

Orion generated $0.6M of cash from operating activities in FY’25, compared to a $(10.1M) use of cash in FY’24. Orion reduced borrowings on its revolving credit facility by $0.5M in Q4’25 and $3.0M in FY’25, to $7.0M at March 31, 2025, as compared to borrowings of $10.0M at March 31, 2024. In Q3’25, Orion extended its bank credit facility with Bank of America by 18 months to June 30, 2027.

Orion ended FY’25 with current assets of $35.5M, including $6.0M of cash and equivalents, $12.8M of accounts receivable, $3.4M of revenue earned but not billed, and $11.4M of inventories. Net of current liabilities, working capital was $8.7M.

Orion's financial liquidity was $13.0M at March 31, 2025, as compared to $15.6M at December 31, 2024, and $15.3M at March 31, 2024. To satisfy current and remaining Voltrek cash-based earnout obligations, Orion structured and executed a binding term sheet designed to reduce the earnout’s impact on Orion’s near-term financial liquidity. The term sheet provides for an August 1, 2025 cash payment of $875,000 for the balance of Voltrek’s fiscal 2024 earnout obligations. Additionally, for Orion’s remaining Voltrek earn-out obligations, Orion has agreed to issue Voltrek’s owners $1M in Orion common stock based on an average trading price at the time of issuance in mid-July 2025, with the remaining earnout obligations to be paid through the issuance of a 2-year, 7% senior subordinated note maturing in July 2027 for an amount to be determined by binding arbitration if not otherwise mutually agreed.

Webcast/Call Details

Date / Time: Thursday, June 26th at 10:00 a.m. ET

Live Call Registration: https://register-conf.media-server.com/register/BId1ef90c540124e81af548614d85048f1

Live call participants must pre-register using the URL above to receive the dial-in information.

If you lose the dial-in or PIN #, you may re-register.

Webcast / Replay: https://edge.media-server.com/mmc/p/oavs4j4h

About Orion Energy Systems

Orion provides energy efficiency and clean tech solutions, including LED lighting and controls, electrical vehicle (EV) charging solutions, and maintenance services. Orion specializes in turnkey design-through-installation solutions for large national customers as well as projects through ESCO and distribution partners, with a commitment to helping customers achieve their business and environmental goals with healthy, safe, and sustainable solutions that reduce their carbon footprint and enhance business performance.

Orion is committed to operating responsibly throughout all areas of our organization. Learn more about our sustainability and governance priorities, goals and progress here, or visit our website at www.orionlighting.com.

Non-GAAP Measures

In addition to the GAAP results included in this presentation, Orion has also included the non-GAAP measures, EBITDA (earnings before interest, taxes, depreciation and amortization), and Adjusted EBITDA (EBITDA adjusted for stock-based compensation, acquisition related costs, deferred financing costs, restructuring and severance costs, asset impairment and, earnout expenses). The Company has provided these non-GAAP measures to help investors better understand its core operating performance, enhance comparisons of core operating performance from period to period, and allow better comparisons of operating performance to its competitors. Among other things, management uses these non-GAAP measures to evaluate the performance of the business and believes these measurements enable it to make better period-to-period evaluations of the financial performance of core business operations. The non-GAAP measurements are intended only as a supplement to the comparable GAAP measurements and Orion compensates for the limitations inherent in the use of non-GAAP measurements by using GAAP measures in conjunction with the non-GAAP measurements. As a result, investors should consider these non-GAAP measurements in addition to, and not in substitution for or as superior to, measurements of financial performance prepared in accordance with generally accepted accounting principles.

Consistent with Regulation G under the U.S. federal securities laws, the non-GAAP measures in this press release have been reconciled to the nearest GAAP measures, and this reconciliation is located under the heading “Unaudited EBITDA Reconciliation” following the Unaudited Condensed Consolidated Statements of Cash Flows included in this press release.

Safe Harbor Statement

Certain matters discussed in this press release are "forward-looking statements" intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements may generally be identified as such because the context of such statements will include words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "potential," "predict," "project," "should," "will," "would" or words of similar import. Similarly, statements that describe our future outlook, plans, expectations, objectives or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties that could cause results to differ materially from those expected, including, but not limited to, the following: (i) our existing liquidity and capital resources may not be sufficient to allow us to fund or sustain our working capital requirements or pay our contractual or debt obligations; (ii) our payment of our remaining Voltrek acquisition earnout obligations may involve either payments in cash or our issuance of our common stock, which could materially affect our liquidity and/or result in significant dilution to our shareholders; (iii) the amount of our remaining Voltrek acquisition earnout is subject to resolution by an independent accounting firm, and such finally determined earnout amount may exceed our current accrued liability for such earnout amount and could materially affect our liquidity; (iv) we may need to raise additional equity capital or subordinated or convertible debt to provide us with additional liquidity and capital resources to help fund our operations, pay our senior debt obligations and pay our remaining Voltrek earnout obligations; (v) over the past several years, we have incurred substantial net losses and negative cash flow, and if these trends continue, our liquidity and financial condition will be further materially adversely affected; (vi) we are experiencing ongoing increasing pressures to reduce the selling price of our lighting products and incur the related negative impact on our gross margins, driven largely by the ongoing increase in competition from foreign competitors; (vii) if we are unable to comply with NASDAQ’s minimum bid price requirement, including by effecting a reverse stock split, prior to September 15, 2025, our common stock may be delisted from NASDAQ; (viii) a reverse stock split may result in decreased trading volume and liquidity for our shares; (ix) our ability to achieve our budgeted fiscal 2026 revenue expectations, and related public fiscal 2026 revenue guidance, will have a significant impact on our cash flow and stock price and ability to fund our operations and satisfy our debt obligations; (x) government tariffs and other actions have adversely affected, and may continue to adversely affect, our business, resulting in increased costs and reduced gross margins; (xi) the reduction or elimination of incentives from the United States government for investments in electric vehicle (“EV”) charging infrastructure may reduce demand for public EV charging products, in addition to reducing overall demand for EVs; (xii) we do not have major sources of recurring revenue, and we depend upon a limited number of customers in any given period to generate a substantial portion of our revenue. The reduction of revenue from our most significant customer over the past several fiscal years has had, and the potential future loss of other significant customers or a major customer would likely have, a materially adverse effect on our results of operations, financial condition and cash flows; (xiii) the reduction or elimination of investments in, or incentives to adopt, light emitting diode (“LED”) lighting or the elimination of, or changes in, policies, incentives or rebates in certain states or countries that encourage the use of LEDs over some traditional lighting technologies, including due to federal funding restrictions in the United States, could cause the demand for our lighting products to slow; (xiv) we are currently implementing a new ERP system, which will involve substantial cost and potential disruption to our normal operations, and our inability to successfully manage the implementation of our new ERP system could adversely affect our ability to operate our business and otherwise negatively affect our financial reporting and the effectiveness of our internal control over financial reporting; (xv) a substantial portion of our revenues is derived from major project-based retrofit work that is awarded through a competitive bid process. It is generally difficult to predict the timing of projects that will be awarded, which can impact our ability to achieve our expected financial results; (xvi) our continued emphasis on indirect distribution channels to sell our products and services to supplement our direct distribution channels has had limited success to date; (xvii) goodwill and other intangibles acquired through acquisitions could be impacted by our continued net losses and low levels of liquidity, thus resulting in a potential valuation impairment; (xviii) our products use components and raw materials that may be subject to price fluctuations, shortages or interruptions of supply, particularly resulting from tariffs and other trade restrictions; (xix) we increasingly rely on third-party manufacturers for the manufacture and development of our products and product components; (xx) we are subject to the risk of a cybersecurity breach; (xxi) macroeconomic pressures in the markets in which we operate may adversely affect our financial results; (xxii) adverse conditions in the global economy have negatively impacted, and could in the future negatively impact, our customers, suppliers and business; (xxiii) the success of our LED lighting retrofit solutions depends, in part, on our ability to claim market share away from our competitors; and (xxiv) the other risks described in our filings with the Securities and Exchange Commission. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are made only as of the date of this press release and we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. More detailed information about factors that may affect our performance may be found in our filings with the Securities and Exchange Commission, which are available at http://www.sec.gov or at http://investor.oriones.com in the Investor Relations section of our website.

Engage with Us

X: @OrionLighting and @OrionLightingIR

StockTwits: @OESX_IR

###

Investor Relations Contacts
Per Brodin, CFO	William Jones; David Collins
Orion Energy Systems, Inc.	Catalyst IR
pbrodin@oesx.com	(212) 924-9800 or OESX@catalyst-ir.com

ORION ENERGY SYSTEMS, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share amounts)

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2025	2024	2025	2024
Product revenue	$14,926	$17,041	$54,368	$63,307
Service revenue	5,943	9,370	25,352	27,274
Total revenue	20,869	26,411	79,720	90,581
Cost of product revenue	10,510	11,208	37,319	44,466
Cost of service revenue	4,624	8,399	22,165	25,204
Total cost of revenue	15,134	19,607	59,484	69,670
Gross profit	5,735	6,804	20,236	20,911
Operating expenses:
General and administrative	5,038	1,051	18,008	16,740
Impairment on Intangibles	—	456	—	456
Acquisition related costs	—	—	—	56
Sales and marketing	2,951	3,210	11,595	12,988
Research and development	389	284	1,229	1,495
Total operating expenses	8,378	5,001	30,832	31,735
Income (loss) from operations	(2,643)	1,803	(10,596)	(10,824)
Other income (expense):
Other income	1	2	62	39
Interest expense	(226)	(191)	(1,026)	(752)
Amortization of debt issue costs	(51)	(21)	(206)	(95)
Interest income	6	—	7	2
Total other expense	(270)	(210)	(1,163)	(806)
Income (loss) before income tax	(2,913)	1,593	(11,759)	(11,630)
Income tax (benefit) expense	(1)	(17)	42	41
Net income (loss)	$(2,912)	$1,610	$(11,801)	$(11,671)
Basic net loss per share attributable to common shareholders	$(0.09)	$0.05	$(0.36)	$(0.36)
Weighted-average common shares outstanding	32,960,191	32,567,746	32,829,470	32,486,240
Diluted net loss per share	$(0.09)	$0.05	$(0.36)	$(0.36)
Weighted-average common shares and share equivalents outstanding	32,960,191	33,965,007	32,829,470	32,486,240

ORION ENERGY SYSTEMS, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share amounts)

	March 31,
	2025	2024
Assets
Cash and cash equivalents	$5,972	$5,155
Accounts receivable, net	12,845	14,022
Revenue earned but not billed	3,350	4,539
Inventories	11,392	18,246
Prepaid expenses and other current assets	1,939	2,860
Total current assets	35,498	44,822
Property and equipment, net	8,026	9,593
Goodwill	1,484	1,484
Other intangible assets, net	3,379	4,462
Other long-term assets	4,076	2,808
Total assets	$52,463	$63,169
Liabilities and Shareholders’ Equity
Accounts payable	$13,272	$18,350
Accrued expenses and other	12,728	9,440
Deferred revenue, current	491	260
Current maturities of long-term debt	353	3
Total current liabilities	26,844	28,053
Revolving credit facility	7,000	10,000
Long-term debt, less current maturities	2,971	-
Deferred revenue, long-term	337	413
Other long-term liabilities	3,427	2,161
Total liabilities	40,579	40,627
Commitments and contingencies
Shareholders’ equity:
Preferred stock, $0.01 par value: Shares authorized: 30,000,000 shares at March 31, 2025 and 2024; no shares issued and outstanding at March 31, 2025 and 2024	—	—
Common stock, no par value: Shares authorized: 200,000,000 at March 31, 2025 and 2024; shares issued: 42,470,231 and 42,038,967 at March 31, 2025 and 2024; shares outstanding: 32,983,888 and 32,567,746 at March 31, 2025 and 2024	—	—
Additional paid-in capital	163,025	161,869
Treasury stock: 9,486,343 and 9,471,221 common shares at March 31, 2025 and 2024	(36,248)	(36,235)
Retained deficit	(114,893)	(103,092)
Total shareholders’ equity	11,884	22,542
Total liabilities and shareholders’ equity	$52,463	$63,169

ORION ENERGY SYSTEMS, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Fiscal Year Ended March 31,
	2025	2024
Operating activities
Net (loss) income	$(11,801)	$(11,671)
Adjustments to reconcile net income to net cash (used in)
operating activities:
Depreciation	1,344	1,410
Amortization of intangible assets	1,069	1,085
Stock-based compensation	1,157	950
Impairment on intangibles	—	456
Amortization of debt issue costs	206	95
Deferred income tax benefit	7	(5)
Impairment of fixed assets	20	69
Loss (gain) on sale of property and equipment	91	84
Provision for inventory reserves	552	562
Provision for credit losses/bad debts	378	170
Other	197	12
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	800	(464)
Revenue earned but not billed	1,189	(3,219)
Inventories	6,106	(603)
Prepaid expenses and other assets	2,324	(1,384)
Accounts payable	(5,078)	4,990
Accrued expenses and other liabilities	1,883	(2,334)
Deferred revenue, current and long-term	155	(295)
Net cash (used in) operating activities	599	(10,092)
Investing activities
Purchase of property and equipment	(99)	(837)
Additions to patents and licenses	(6)	—
Proceeds from sales of property, plant and equipment	233	106
Net cash used in investing activities	128	(731)
Financing activities
Payment of long-term debt	(206)	(15)
Proceeds from revolving credit facility	500	—
Payment of revolving credit facility	(3,500)	—
Proceeds from long-term debt	3,525	—
Payments to settle employee tax withholdings on stock-based compensation	—	(2)
Debt issue costs	(216)	—
Net proceeds from employee equity exercises	(13)	3
Net cash provided by (used in) financing activities	90	(14)
Net increase (decrease) in cash and cash equivalents	817	(10,837)
Cash and cash equivalents at beginning of period	5,155	15,992
Cash and cash equivalents at end of period	$5,972	$5,155
Supplemental disclosure of non-cash investing and financing activities:
Operating lease assets obtained in exchange for new operating lease liabilities	$2,661	—

ORION ENERGY SYSTEMS, INC. AND SUBSIDIARIES

UNAUDITED EBITDA RECONCILIATION

(in thousands)

	Three Months Ended			Twelve Months Ended
	March 31, 2025	Dec. 31, 2024	March 31, 2024	March 31, 2025	March 31, 2024
Net income (loss)	$(2,912)	$(1,508)	$1,610	$(11,801)	$(11,671)
Interest	220	254	191	1,019	750
Taxes	(1)	1	(17)	42	41
Depreciation	385	278	344	1,344	1,410
Amortization of intangible assets	315	259	272	1,069	1,085
Amortization of debt issue costs	51	49	21	206	95
EBITDA	$(1,942)	$(667)	$2,421	$(8,121)	$(8,290)
Stock-based compensation	335	180	269	1,157	950
Acquisition related costs	—	—	—	—	56
Deferred cost write-off for ATM	385			385
Restructuring costs	—	20	138	453	138
Severance	948	20	—	1,248	—
Impairment on assets	20	—	525	20	525
Earnout expenses	480	479	(2,953)	1,916	347
Adjusted EBITDA	$226	$32	$401	$(2,942)	$(6,274)